EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that I, the undersigned, a director of The Travelers Companies, Inc., a Minnesota corporation (the “Company”), do hereby make, nominate and appoint Kenneth F. Spence III and Wendy C. Skjerven, and each of them, with full powers to act without the other, as my true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for me and in my name, place and stead, in any and all capacities, to sign on my behalf a Registration Statement on Form S-3 for the registration of an undesignated amount of securities of the Company (the “Registration Statement”) to be filed with the Securities and Exchange Commission by the Company, Travelers Capital Trust II, Travelers Capital Trust III, Travelers Capital Trust IV and Travelers Capital Trust V and any and all amendments (including post-effective amendments) or supplements to the Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission and shall have the same force and effect as though I had manually signed such Registration Statement.

Dated: May 19, 2016

/s/ Alan L. Beller	/s/ William J. Kane
Alan L. Beller	William J. Kane

/s/ John H. Dasburg	/s/ Cleve L. Killingsworth Jr.
John H. Dasburg	Cleve L. Killingsworth Jr.

/s/ Janet M. Dolan	/s/ Philip T. Ruegger III
Janet M. Dolan	Philip T. Ruegger III

/s/ Kenneth M. Duberstein	/s/ Todd C. Shermerhorn
Kenneth M. Duberstein	Todd C. Schermerhorn

/s/ Jay S. Fishman	/s/ Donald J. Shepard
Jay S. Fishman	Donald J. Shepard

/s/ Patricia L. Higgins	/s/ Laurie J. Thomsen
Patricia L. Higgins	Laurie J. Thomsen

/s/ Thomas R. Hodgson
Thomas R. Hodgson